UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

MoviePass Subscription Agreement

Background

As previously disclosed, on August 15, 2017, Helios and Matheson Analytics Inc. (“Helios”) entered into a Securities Purchase Agreement with MoviePass Inc. (“MoviePass”), which Helios and MoviePass amended on October 6, 2017 (collectively, the “MoviePass Purchase Agreement”). On December 11, 2017, pursuant to the MoviePass Purchase Agreement, Helios purchased shares of MoviePass’ common stock, par value $0.0001 per share (the “MoviePass Common Stock”) totaling 57.8% of the outstanding MoviePass Common Stock (excluding shares underlying MoviePass options and warrants) after giving effect to the transaction (the “Acquisition”).

As previously disclosed, on October 11, 2017, Helios and MoviePass entered into an investment option agreement (the “Option Agreement”), pursuant to which MoviePass granted Helios an option to purchase additional shares of MoviePass Common Stock in an amount up to $20 million (the “Option”). From November 2, 2017 through December 15, 2017, Helios exercised the Option in full. Upon full exercise of the Option, Helios owned 62.41% of the outstanding shares of MoviePass Common Stock (excluding shares underlying MoviePass options and warrants).

Helios previously announced the closing of the Acquisition in a Current Report on Form 8-K, filed on December 11, 2017, containing the audited financial statements of MoviePass for the years ended December 31, 2016 and 2015, and the unaudited pro forma combined financial statements of Helios and MoviePass (which Helios amended by filing a Current Report on Form 8-K/A on February 9, 2018).

New Subscription Agreement with MoviePass

Following the full exercise of the Option, from December 19, 2017 through February 20, 2018, Helios provided cash advances to MoviePass to support MoviePass’ working capital and operational requirements, as well as to support the expansion of MoviePass’ business plans and objectives. The total amount advanced by Helios to MoviePass during this period totaled $55,525,000 (the “Advance”).

On March 8, 2018, Helios entered into a Subscription Agreement with MoviePass (the “March 2018 Agreement”), pursuant to which, in lieu of MoviePass repaying the Advance, MoviePass agreed to sell to Helios, and Helios agreed to accept, an amount of MoviePass Common Stock equal to 18.79% of the total then outstanding MoviePass Common Stock (excluding shares underlying MoviePass options and warrants) (the “MoviePass Purchased Shares”), based on a pre-money valuation of MoviePass of $240 million as of December 31, 2017 (the “Pre-Money Valuation Amount”). Pursuant to the Agreement, MoviePass also agreed to issue to Helios, in addition to the MoviePass Purchased Shares, without payment of additional consideration by Helios, for purposes of providing Helios with anti-dilution protection with respect to Helios’ prior equity investments in MoviePass, an amount of shares of MoviePass Common Stock that caused Helios’ total ownership of the outstanding shares of MoviePass Common Stock (excluding shares underlying MoviePass options and warrants), together with the MoviePass Purchased Shares, to equal 81.2% as of March 8, 2018.

Accordingly, as of March 8, 2018, Helios owns 81.2% of the outstanding shares of MoviePass Common Stock (excluding shares underlying MoviePass options and warrants). MoviePass has no class of shares outstanding or designated other than Common Stock.

The above discussion does not purport to be a complete description of the March 2018 Agreement and is qualified in its entirety by reference to the full text of the March 2018 Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Subscription Agreement between Helios and MoviePass, dated March 8, 2018

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement between Helios and MoviePass, dated March 8, 2018.